Exhibit 99.1

For Immediate Release:	September 3, 2013

Home BancShares, Inc. Announces Approvals for

Merger with Liberty Bancshares

Conway, AR – Home BancShares, Inc. (Nasdaq: HOMB) (“Home” or “the Company”), parent company of Centennial Bank today announced it has received approval from the Federal Reserve Board and the Arkansas State Bank Board of its applications for the previously announced merger with Liberty Bancshares, Inc. (“Liberty”) Additionally, Home has gone effective with its Form S-4 registration statement filed with the Securities and Exchange Commission. The boards of both, Home and Liberty met on Friday, August 30th to approve additional steps for the transaction to proceed since both boards had previously given their approvals for merger. The record date is set for September 26th for shareholders to be eligible to vote.

“Effectiveness of the registration statement and the approvals by the Federal Reserve and the Arkansas State Bank Board permits us to move ahead with the merger in a timely manner,” said John W. Allison, Chairman of the board for HOMB. “Integration planning teams from both banks are making very good progress and we look forward to delivering the benefits of this merger to our shareholders, customers, and communities.”

Under the terms of the merger agreement, shareholders of Liberty will receive $250 million of Home common stock plus $30 million in cash. The merger will significantly increase the Company’s deposit market share in Arkansas making it the 2nd largest bank holding company headquartered in Arkansas. The acquisition is expected to close in late October subject to Home and Liberty shareholder approval. Shareholders meetings will be held October 23rd, in Conway at HOMBs headquarters and in Jonesboro at Liberty headquarters for the Liberty shareholders “We are very excited to announce that in early December our customers can use all 92 locations in Arkansas, as well as Alabama and Florida for their banking needs,” said Randy Sims, CEO of Home Bancshares.

Stockholders are urged to read the joint proxy statement/prospectus, and other relevant documents filed with the SEC regarding the proposed transaction because they contain important information.

General

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Central Arkansas, North Central Arkansas, Southern Arkansas, the Florida Keys, Southwestern Florida, Central Florida, the Florida Panhandle and South Alabama. Upon completion of the Liberty Bank transaction, Centennial Bank will have additional locations in Northeast Arkansas, Northwest Arkansas and Western Arkansas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB”.

This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.’s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

FOR MORE INFORMATION CONTACT

Centennial Bank	Home BancShares, Inc.

Eric King	Brian Davis

Marketing Manager	Investor Relations Officer

(501) 472-4296	(501) 328-4770